EXHIBIT 10.3

         [Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document are marked with a ***.]

CONFIDENTIAL INFORMATION

                           MEMORANDUM OF UNDERSTANDING

This memorandum of Understanding (the "Memorandum") constitutes a statement of the mutual understanding between the following parties:

ALTAIR NANOMATERIALS, INC. having an office at 204 Edison Way, Reno, NV 89502 (hereinafter referred to as "Altair"); and

TITANIUM METALS CORPORATION having its office at 1999 Broadway-Suite 4300, Denver, Colorado, 80202 USA (hereinafter) referred to as "TIMET").

The  parties  are   hereinafter   referred  to  singularly  as  a  "Party,"  and
collectively as the "Parties," as the context requires.

This Memorandum describes certain efforts to be undertaken by the parties in exploring the possibility of their collaboration for the purpose of investigating a mutually beneficial process for supplying the oxide feedstock requirements for the FFC Cambridge process. TIMET and Altair intend to explore and exploit opportunities for funding of development work that may be required and that are beneficial to both parties. Neither party shall be bound or restricted by any provision of this Memorandum with respect to the negotiation of a further definitive agreement, nor shall either Party have any obligation to enter into a definitive agreement with respect to the matters described herein. A binding commitment between the Parties with respect to the license or commercial relationship described in Section 3 below will result only from the execution of one or more binding, definitive agreements, and will be subject to the conditions expressed therein, as well as the due diligence investigation of each Party, the receipt of all necessary governmental, regulatory and lender
approvals,   and   compliance   with  the  legal   requirements   of  applicable
jurisdictions.

TIMET has an award from the United States Government for the development of a US-based, low-cost, environmentally-responsible innovative titanium extraction technology and is developing technology based on the FFC Cambridge process. Altair owns ore refining technology that has the potential to provide the oxide feedstocks at a level of purity and cost that will assist in the development and implementation of the FFC Cambridge extraction technology. TIMET wishes to test oxide feedstock samples manufactured by Altair and Altair wishes to identify opportunities for the exploitation of its ore refining technology.

For the  purposes of this  Memorandum,  the term  "titanium  extraction"  refers
specifically   to  the  technology  for  making   titanium  metal  from  ore  or
concentrate.

Based upon the foregoing, the Parties acknowledge and agree as follows:

(1) Altair will provide to TIMET, without charge, a reasonable supply of laboratory scale oxide feedstock samples intended to facilitate TIMET's development and implementation of the FFC Cambridge extraction technology. Upon TIMET's reasonable request and notice, Altair will modify the material size and composition of the samples to be provided to TIMET pursuant to this Memorandum. TIMET may also purchase from Altair oxide feedstock samples if mutually agreed to by the Parties.

(2) TIMET will provide to Altair copies of all research, test data and related information obtained or developed or for TIMET or its agents in connection with evaluation of oxide feedstocks provided by Altair. TIMET and Altair agree to explore and exploit opportunities for funding of development work that may be required and that are beneficial to both parties. Any proprietary and non-public information developed by TIMET and provided to Altair shall be treated as confidential information in accordance with the non-disclosure agreement signed April 21, 2003.

(3) The term of this Memorandum shall continue through October 15, 2004, unless earlier terminated pursuant to this Section 3. On or before September 15, 2004, TIMET shall indicate to Altair if it desires to enter into negotiations with respect to a prospective license agreement or other commercial relationship that would, among other things, provide TIMET with rights to operate or have operated Altair's ore refining technology for the purposes or titanium metal extraction. Upon receipt of such notice, Altair shall determine, in its discretion, whether to enter into negotiations with TIMET with respect to such a license or other commercial relationship. If TIMET fails to deliver such notice before September 15, 2004, this Memorandum shall terminate and Altair shall have no further obligation to supply to TIMET the feedstock described in Section 1 above.

(4)      ***

(5) As stated in the preamble of this Memorandum, the parties recognize that they may be unable to agree on an appropriate license fee or running royalty arrangement, and neither party is obligated to the other in any form if the Parties do not agree on definitive terms.

(6) The Parties have signed a non-disclosure agreement on April 21, 2003 that remains in full force and effect. Notwithstanding the foregoing, TIMET acknowledges and agrees that Altair may, upon the Parties' execution of this Memorandum, publicly disclose the existence of this Memorandum. Altair will provide to TIMET a draft of any proposed disclosure relating to this Memorandum not less than five (5) business days prior to Altair's release of such information.

IN WITNESS WHEREOF, the undersigned have executed this Memorandum as of the date written by their signature below.

SIGNED FOR ALTAIR NANOMATERIALS INC.


/s/ D.K. Ellsworth
     ---------------------------------------
Name: D.K. Ellsworth
Title:
      --------------------------------------
Dated as of: April 21, 2003


SIGNED FOR TITANIUM METALS CORPORATION


/s/ Stephen P. Fox
Name:/s/ Stephen P. Fox
     ---------------------------------------
Title:
      --------------------------------------
Dated as of: April 21, 2003